SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2020, Waste Management, Inc. (the “Company”) entered into a 364-day $3.0 billion U.S. revolving credit facility, maturing July 27, 2021, with the lenders from time to time party thereto (the “Banks”) and Mizuho Bank, Ltd., as administrative agent for the Banks (the “Agent”) (the “Credit Agreement”), to be used for general corporate purposes, including acquisitions and the refinancing of indebtedness.

The Credit Agreement provides the Company the option to convert outstanding balances into a term loan maturing no later than the first anniversary of the maturity date, subject to the payment of a fee and notifying the Agent at least 15 days prior to the original maturity date. Waste Management Holdings, Inc. a wholly-owned subsidiary of the Company, guarantees all the obligations under the Credit Agreement.

Under the Credit Agreement, the Company is required to pay, quarterly in arrears, an annual facility fee in an amount ranging from 0.125% to 0.2% of the $3.0 billion borrowing availability under the agreement (the “Facility Fee”). Any borrowings under the Credit Agreement will bear interest at (x) the London Interbank Offered Rate (“LIBOR”) for the applicable interest period, plus a spread ranging from 1.0% to 1.3% per annum (a “Eurocurrency Loan”) or (y) a base rate equal to the highest of (i) the U.S. Federal Funds Rate plus 0.5%, (ii) Mizuho Bank, Ltd.'s announced prime rate, or (iii) one-month LIBOR plus 1.0%, plus, in each case, a spread ranging from zero to 0.3% per annum (a “Base Rate Loan”). In certain instances, the Agent may approve a comparable or successor reference rate.

The Facility Fee percentages and the spread applicable to Eurocurrency Loans and Base Rate Loans depend on the Company’s senior public debt rating as determined by Standard & Poor’s and Moody’s. Based on the Company’s current senior public debt rating, the Facility Fee is 0.15% per annum, the spread applicable to Eurocurrency Loans is 1.225% per annum, and the spread applicable to Base Rate Loans is 0.225%.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants. The Credit Agreement contains one financial covenant, which sets forth a maximum total debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio. This covenant provides that the ratio of the Company’s total debt to its EBITDA (the “Leverage Ratio”) for the preceding four fiscal quarters will not be more than 3.75 to 1, provided that if an acquisition permitted under the Credit Agreement involving aggregate consideration in excess of $200 million occurs during the fiscal quarter, the Company shall have the right to increase the Leverage Ratio to 4.25 to 1 during such fiscal quarter and for the following three fiscal quarters (the “Elevated Leverage Ratio Period”). There shall be no more than two Elevated Leverage Ratio Periods during the term of the agreement, and the Leverage Ratio must return to 3.75 to 1 for at least one quarter between Elevated Leverage Ratio Periods. The calculation of all components used in the Leverage Ratio covenant are as defined in the Credit Agreement. The Credit Agreement also contains certain restrictions on the ability of the Company’s subsidiaries to incur additional indebtedness as well as restrictions on the ability of the Company and its subsidiaries to, among other things, incur liens; engage in sale-leaseback transactions; and engage in mergers and consolidations.

The Credit Agreement contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after a stated grace period; inaccuracy of representations and warranties; violations of covenants, subject in certain cases to negotiated grace periods; certain bankruptcies and liquidations; a cross-default of more than $200 million; certain unsatisfied judgments of more than $200 million; certain ERISA-related events; and a change in control of the Company (as specified in the agreement). If an event of default occurs and is continuing, the Company may be required to repay all amounts outstanding under the Credit Agreement. The Agent may, and upon the request of Banks that hold more than 50% of the commitments under the Credit Agreement shall, accelerate the maturity of all amounts due upon the occurrence and during the continuation of an event of default.

Several of the Banks that are party to the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The Credit Agreement is Exhibit 10.1 to this Current Report on Form 8-K. The above description of the Credit Agreement is not complete and is qualified in its entirety by reference to the exhibit.

Item 2.02. Results of Operations and Financial Condition.

Waste Management, Inc. (the “Company”) issued a press release this morning announcing its financial results for the second quarter of 2020, a copy of which is attached hereto as Exhibit 99.1. The Company is holding a conference call to discuss these results beginning at 9:00 a.m. Central Time this morning. The call will be webcast live and may be heard by accessing the Investors section of the Company’s website at www.wm.com. The call may also be heard by dialing (877) 710-6139 and entering access code 9164328. A replay of the call will be available on the Company’s website and by telephone until August 13, 2020. To access a replay telephonically, please dial (855) 859-2056 and use the replay conference ID number 9164328.

On the call, management of the Company is expected to discuss certain non-GAAP financial measures. The Company has provided information regarding its use of non-GAAP measures and reconciliations of such measures to their most comparable GAAP measures in the notes and tables that accompany the press release.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

10.1	$3.0 Billion Credit Agreement dated as of July 28, 2020 by and among Waste Management, Inc., Waste Management Holdings, Inc., certain banks party thereto, and Mizuho Bank, Ltd., as administrative agent.

99.1	Press Release dated July 30, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: July 30, 2020	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President, Corporate Development and Chief Legal Officer